UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 14, 2019

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Item 5.07    Submission of Members to a Vote of Security Holders.
On May 14, 2019, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in New York, New York. At the Annual Meeting, there were present in person or by proxy 43,752,203 shares of the Company’s common stock, representing 91.94% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders (1) elected three members to the Board of Directors of the Company, (2) ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2019 and (3) approved the compensation of the Company’s named executive officers on an advisory basis.  Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 1, 2019. The voting results for each proposal are as follows:

1.	Election of the following director nominees by a majority vote to serve as Class I directors until the annual meeting to be held in 2022:

Nominee	For	Withheld	Broker Non-Votes
Daniel B. Jeter	37,272,689	2,057,165	4,422,349
William H. Stern	37,296,464	2,033,390	4,422,349
Dennis J. Zember Jr.	37,929,985	1,399,869	4,422,349

2.
Ratification of the appointment of Crowe LLP, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 by a vote of 43,720,602 for, 12,632 against, 18,969 abstaining and 0 broker non-votes.

3.	Advisory approval of the compensation of the Company’s named executive officers by a vote of 25,620,922 for, 13,372,833 against, 336,099 abstaining and 4,422,349 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: May 14, 2019